Exhibit 99.1

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Associates

(617) 542-5300

ALOT@investorrelations.com

AstroNova Provides COVID-19 Business Update

Announces Receipt of PPP Loan and Dividend Suspension

West Warwick, R.I. – May 12, 2020 – AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, today provided an update on the impact of the COVID-19 pandemic on business operations and on steps taken to improve the company’s liquidity position.

“Throughout this unprecedented period, we have maintained production in our essential manufacturing operations while keeping the health and safety of our employees, customers, suppliers and communities at the forefront of our attention,” said President and CEO Greg Woods. “We took swift action to shift a significant number of our global team to working remotely while enhancing our cleaning and protection procedures at our production facilities to keep our team members safe. We are extremely proud of our employees, whose dedication and commitment have helped ensure we continue to successfully meet the on-going needs of our customers, many of whom are providing essential services.”

Cost Reductions and Liquidity Actions

AstroNova has taken several measures globally to reduce the financial impact of the COVID-19 pandemic and preserve and improve liquidity during this time of significant uncertainty. These include:

•	Executive and employee compensation has been frozen across the board at 2019 levels, and management continues to reduce operational expenses,

•	Application for and receipt of a $4.4 million Small Business Administration’s Paycheck Protection Program loan, to help sustain a skilled workforce able to meet customers’ needs, and

•	Suspension of the Company’s dividend.

The Company plans to issue its first-quarter fiscal 2021 financial results and host a conference call for investors in June 2020, the dates and details for which will be provided in a subsequent press release.

About AstroNova

AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment offers a complete line-up of labeling hardware and supplies allowing customers to mark, track, and enhance the appearance of their products. The segment is comprised of three business units: QuickLabel®, the industry leader in tabletop digital color label printing; TrojanLabel®, an innovative leader for professional label presses; and GetLabels™, the premier supplier of label materials, inks, toners, ribbons, and adhesives, all compatible with the major printer brands. Supported by AstroNova’s customer application experts and technology leadership in printing, material science, and high-speed data processing, customers benefit from an optimized, “total solution” approach.

The Test and Measurement segment includes the AstroNova Aerospace business unit, which designs and manufactures flight deck printers, networking hardware, and related accessories serving the world’s aerospace and defense industries with proven advanced airborne technology solutions for the cockpit and the cabin; and the Test and Measurement business unit, which offers a suite of products and services that acquire, record, and analyze electronic signal data from local and networked sensors.

AstroNova is a member of the Russell 3000® Index, the Russell 2000® Index, the Russell Microcap® Index, and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the maintenance of the Company’s production in its essential manufacturing operations and the preservation and enhancement of its liquidity, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

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